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                                                                   EXHIBIT 23(d)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 23, 1996, in the Registration Statement on S-3 of Robotic Vision Systems, Inc. relating to the statements of operations, changes in stockholders' deficiency, and cash flows of Vanguard Automation, Inc. for the year ended December 31, 1995, which report appears in the Form S-3 of Robotic Vision Systems, Inc. dated July 13, 1998 and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
July 13, 1998


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